EXHIBIT 23.1. CONSENT OF INDEPENDENT AUDITORS
================================================================================

We consent to the incorporation by reference in the following Registration Statements of our report dated January 24, 2001, with respect to the consolidated financial statements of SafeNet, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


REGISTRATION STATEMENTS ON FORM S-8
                                                          Registration
Name                                                      Number        Date Filed
------------------------------------------------------------------------------------------
SafeNet, Inc. 2000 Nonqualified Stock Option Plan         333-50772     November 28, 2000
Information Resource Engineering, Inc. 2000
  Nonqualified Stock Option Plan                          333-43062     August 4, 2000
Information Resource Engineering, Inc. 1999
  Employee Stock Option Plan, 1999 Stock Bonus
  Plan, 1999 Non-Employee Directors Stock Option Plan     333-91877     December 1, 1999
Information Resource Engineering, Inc. Stock Option Plan  333-08343     July 18, 1996

REGISTRATION STATEMENTS ON FORM S-3

Registration
Number           Date Filed
---------------- -------------------------
333-93371        December 22, 1999
333-90237        November 3, 1999
333-04907        May 31, 1996
033-94046        August 18, 1995
033-94046        June 28, 1995


                                                           /s/ ERNST & YOUNG LLP

BALTIMORE, MARYLAND
MARCH 5, 2001